Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-265960) on Form F-3 of our report dated March 6, 2025, with respect to the consolidated financial statements of Molecular Partners AG.

/s/ KPMG AG
Zurich, Switzerland
March 6, 2025